UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Post Office Box 864 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Special Meeting of Stockholders of the Company held on January 31, 2025 (the “Special Meeting”), the matters voted upon, and the number of votes cast for or against, as well as the number of abstentions as to such matters, were as stated below. The proposals related to each matter are described in the Company’s definitive proxy statement for the Special Meeting, which was filed on November 29, 2024.

Proposal 1 – Approval of November Warrants

The Company’s stockholders approved the proposal to issue shares of Class A common stock upon the exercise of the November Warrants by the following vote:

For	Against	Abstentions
2,184,710	331,411	15,137

Proposal 2 – Approval of Amended Warrants

The Company’s stockholders approved the proposal to issue shares of Class A common stock upon the exercise of the Amended Warrants by the following vote:

For	Against	Abstentions
2,201,601	311,520	18,137

Item 9.01(d) Financial Statements and Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2025

STRYVE FOODS, INC.

By:	/s/ Christopher Boever
Name:	Christopher Boever
Title:	Chief Executive Officer